EXHIBIT 11

                  ORION CAPITAL CORPORATION AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE
                                 (UNAUDITED)

                (000s omitted-except for per common share data)

                                               Three Months Ended March 31,
                                               ----------------------------
                                                     1995        1994
                                                     ----        ----
Computation of weighted average
  number of common and equivalent
  shares outstanding:

PRIMARY -

  Weighted average number of shares
    outstanding .............................       14,066      14,354
  Dilutive effect of stock options ..........          117         133
                                                   -------     -------
  Weighted average number of common and
    equivalent shares .......................       14,183      14,487
                                                   =======     =======

  Net earnings attributable to common
    stockholders ............................      $17,062     $13,240
                                                   =======     =======

  Net earnings per common share .............      $  1.20     $   .91
                                                   =======     =======

FULLY DILUTED -

  Weighted average number of shares
    outstanding .............................       14,066      14,354
  Dilutive effect of stock options ..........          117         133
                                                   -------     -------
  Weighted average number of common and
    equivalent shares .......................       14,183      14,487
                                                   =======     =======

   Net earnings attributable to common
    stockholders ............................      $17,062     $13,240
                                                   =======     =======

  Net earnings per common share .............      $  1.20     $   .91
                                                   =======     =======









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